                                                                   Exhibit 10.12

                      ISV LICENSE AND MARKETING AGREEMENT
                      -----------------------------------

This License and Marketing Agreement ("Agreement"), is entered into as of [March
                                                                           -----
3lst], 1999 ("Effective Date"), by and between [Blue Martini Software, Inc.]
----                                            ---------------------------
("ISV"), located at [2600 Campus Drive, Suite 175, San Mateo, California,
                     ---------------------------------------------------
94403], and Neuron Data, Inc. ("ND"), located at 13 I0 Villa Street, Mountain View, California, 94041 (each, a "Party"; collectively, the "Parties"), includes the terms hereof as well as those of the Exhibits attached hereto.

WHEREAS, ND seeks to have certain of its software embedded in specified application programs and marketed and distributed as part of a complete package to third parties; and

WHEREAS, ND shall not provide any support or maintenance services to end users, but shall only provide direct support and maintenance services to ISV:

NOW, THEREFORE, in consideration of the foregoing and covenants below, it is agreed:

1.   Certain Definitions.
     -------------------

     "Application" means that computer software code, programs and/or applications created, enhanced, or modified by Developers and into which Licensed Software shall be embedded.

     "Application License Agreement" means a legally binding, executed, written agreement between each ISV Licensee and ISV, pursuant to which such ISV Licensee is granted certain rights to specified Application(s), and which contains each of the provisions required by ND as set forth in Exhibit B.

     "Confidential Information" means proprietary and other valuable information, regardless of form, communicated by one Party ("Disclosing Party") to the other Party ("Receiving Party), including, without limitation, technical information, trade secrets, know how, specifications, financial and pricing information, market research, and computer code. When marked as such or recorded as such within [...***...] of the initial disclosure.

     "Developer" means a professional computer application developer designated and engaged by ISV and authorized, pursuant to this Agreement, to develop Applications using the Licensed Software. If applicable, the total number of Developers is specified in Exhibit A.

     "Documentation" means the standard materials (regardless of format or medium), made available by ND in conjunction with Licensed Software. Documentation will be delivered in a FrameMaker format.

     "ISV Licensee" means an authorized Application end user to whom rights to Application(s) are granted pursuant to an Application License Agreement and this
Agreement:

     "Export Laws" means applicable export laws and regulations (whether U.S. and foreign),

[...***...]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       1.

prohibiting or restricting export of any item hereunder, including, without limitation, as to Group D! and E! countries (and/or nationals thereof) as defined by U.S. Export Administration Regulations, Part 746 (as updated or amended) as well as exemptions thereto such as U.S. Department of Commerce licenses, authorizations or otherwise.

     "License Fees" means fees paid to ND in consideration of rights granted to ISV with respect to Licensed Product as set forth in Exhibit A.

     "Licensed Products" means a software product developed by ND and licensed to ISV subject to this Agreement and is intended by the Parties to be embedded in the Applications listed in Exhibit A.

     "ND Trademarks" means such trademarks, service marks, trade names and/or logos adopted by ND in conjunction with the Licensed Products as listed in Exhibit D.

     "Solution" means a technology combination designed to meet the needs of ISV Licensees, which includes one or more Applications (into which Licensed Product is embedded), all designed by ISV subject to this Agreement.

     "Support and Maintenance Fee" means any fees paid by ISV in consideration for services provided by ND for Licensed Software and with respect to specified Supported Platforms, all in accordance with the Support and Maintenance Program.

     "Support and Maintenance Program" means the binding understanding between ND and ISV, pursuant to which ND is to provide certain services to ISV relative to Licensed Products for the Supported Platforms substantially in the form of Exhibit C.

     "Target Market(s)" means the category of potential ISV Licensees and/or Applications on which ISV shall focus its efforts hereunder, as described in Exhibit A.

     "Version" means the most recent, complete Version of a software product including the relevant softcopy Documentation appropriate to integration in ISV's own documentation [typically denoted: 1.0, 2.0, 3.0, etc.] as of the Effective Date.

     "Version Update" means any Version of any Licensed Product (including editions designed for new/revised Supported Platforms) released subsequent to the Effective Date.

2.   Appointment; License.
     --------------------

     2.1  ISV Appointment.  Subject to this Agreement, ND appoints ISV the
          ---------------
nonexclusive, value-added reseller of Licensed Products to be embedded in Applications developed for and promoted to the Target Market(s).



                                       2.

     2.2  License Grant.  Subject to this Agreement, ND hereby grants to ISV a
          -------------
non exclusive, non-transferable, non-sublicensable license to use, copy and distribute Licensed Products (including softcopy documentation) to be used on all Supported Platform(s) and according to the Documentation, and subject to payment of all current License Fees and Support and Maintenance Fees set forth in Exhibit A, and only for the following purposes: (a) to develop, market and
   ---------
distribute Applications for the Target Market(s), and (b) to allow ISV to provide support services to ISV Licensees with respect to Applications (particularly, as to embedded Licensed Product). Other than as expressly provide in this Section 2, no grant of any right or license to any Licensed Product, ND Trademark, Confidential Information or other ND property is made or implied.

     2.3  Trade Secret Protection.  Recognizing that protection of ND trade
          -----------------------
secrets is in its best interests, ISV agrees not to utilize any Licensed Product or Confidential Information or any other material licensed, disclosed, or otherwise made available hereunder for any purpose not expressly permitted in this Agreement. In particular, ISV shall not, and shall not allow any third party, to: (a) reverse engineer, disassemble, de-compile or attempt to derive any source code or trade secrets contained in Licensed Product; (b) timeshare or lease rights to Licensed Product; or (c) copy, manufacture, adapt, create derivative works of, translate, localize, port, or otherwise improperly modify Licensed Product.

     2.4  ND Trademarks.  During the term of this Agreement, ND hereby grants
          -------------
to ISV, a non-exclusive, non-transferable, non-sublicensable, royalty-free license to use the ND Trademarks for the purpose of promoting and supporting Licensed Products and Applications (including with respect to any ISV website); provided that all use shall comply with the trademark requirements set forth in
--------
Exhibit D.
---------

     2.5  Ownership.  As between the Parties, ND and its suppliers retain all
          ---------
rights, title and interest in and to the Licensed Products and to any and all modifications and improvements thereto by whomever made, as well as to all copies and portions thereof, whether or not incorporated or embedded with other products. This Agreement does not constitute a sale of any Licensed Product, nor of any portion or copy thereof. As between the Parties, except for portions of Licensed Products which may be directly modified or otherwise incorporated into an Application (which belong to ND), ISV retains ownership of the Applications and all related documents, copies and portions thereof.

3.   ISV Covenants.
     -------------

     3.1 ISV shall not distribute Licensed Product to an ISV Licensee on a stand alone basis; rather only embedded in an Application. Further, ISV shall not distribute Licensed Product, except pursuant to an Application License Agreement

     3.2 At any point in time, over the life of this contract and consistent with Exhibit C, ND shall support and maintain software released in the past twelve months.


                                       3.

     3.3 ISV shall promptly report suspected defects in Licensed Product as well as customer complaints, demands and suggestions. ISV shall not make misleading or untrue statements with respect to Licensed Product.

     3.4 On or before the thirtieth (30th) calendar day following the end of each quarter, ISV shall present a report (each, a "Quarterly Report") to ND containing, at a minimum a list of licenses of Applications granted by ISV in which Licensed Product is embedded. ISV and ND shall conduct regular technical meetings (at least twice annually) to review technical matters, develop technology, and continuously improve the Parties' working relationship.

     3.5 The Parties, as mutually agreed, may engage in joint marketing efforts including, without limitation, joint press releases, joint materials and joint marketing campaigns, and as suggested in Exhibit F.
                                         ----------

4.   Confidentiality.
     ---------------

     4.1 "Confidential Information" means the Software and all other non-public information which is marked as confidential or which should reasonably be expected to be treated as confidential, including without limitation, development plans, and non-public financial, customer and market information. Confidential Information does not include information (a) already lawfully known to the recipient prior to disclosure by the other party or developed by or for the recipient independently of and without access to the Confidential Information, (b) generally known to the public or (c) lawfully obtained by the recipient from any third party without breach of any confidentiality obligations.

     4.2 Each party will safeguard Confidential Information with reasonable security means at least equivalent to measures that it uses to safeguard its own proprietary information. Each party will use the Confidential Information only as needed to fulfill its obligations hereunder.

     4.3 If either party is required to disclose the other's Confidential Information by law, regulation or court order, the party will notify the owner promptly of the requirement, and will work with the owner to attempt to minimize the scope of required disclosure.

5.   Discount; Payments.
     ------------------

Payment terms are specified in Exhibit I.


                                       4.

6.   Support and Maintenance.
     -----------------------

Support and Maintenance terms are specified in Exhibit C.

7.   Limitation of Liability; Indemnification.
     ----------------------------------------

     7.1 NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, EXCEPT FOR PAYMENTS UNDER SECTION 7.2, ND SHALL NOT BE LIABLE WITH RESPECT TO ANY CONTRACT, TORT, OR OTHER LEGAL OR EQUITABLE THEORY: (A) FOR ANY AMOUNTS IN EXCESS OF THE PRICE ACTUALLY PAD BY ISV WITH RESPECT TO ANY ALLEGEDLY DEFECTIVE LICENSED PRODUCT,
(B) FOR ANY INCIDENTAL, DIRECT, INDIRECT, OR CONSEQUENTIAL DAMAGES, LOST DATA OR LOST PROFITS, OR (C) FOR PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. In particular, ND shall have no liability for damage to any Application or as to any damage or harm suffered by any ISV Licensee or third party caused directly or indirectly by Licensed Product, including personal injury and/or property damage.

     7.2 Subject to the terms and conditions of this Agreement, ND shall hold ISV, its officers, directors, agents and employees harmless from liability resulting from: (i) infringement of any United States patent or copyright by any Licensed Product; provided that ND is promptly notified of any and all threats,
                  --------
claims and actions, (ii) is given all reasonable assistance requested, and (iii) ND controls the defense and all settlement or compromise; ND shall not be responsible for any settlement it does not approve in writing. THE FOREGOING IS IN LIEU OF ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, WHICH ARE HEREBY FULLY DISCLAIMED.

8.   Warranty Disclaimers and Limitations.
     ------------------------------------

     8.1 Subject to the following ND warrants for a period of [...***...] from delivery of the first copy of each Licensed Product (the "Warranty Period") that the media containing such Licensed Product shall be free from material defect. This warranty covers only problems reported to ND during the Warranty Period EXCEPT AS EXPRESSLY PROVIDED BELOW, ANY LIABILITY OF ND WITH RESPECT TO ANY LICENSED PRODUCT OR PERFORMANCE THEREOF SHALL BE LIMITED EXCLUSIVELY TO PRODUCT REPLACEMENT OR, IF IN THE SOLE OPINION OF ND, PRODUCT REPLACEMENT IS AN INADEQUATE OR IMPRACTICAL REMEDY, TO REFUND ALL OR A PORTION OF THE LICENSE FEES ACTUALLY PAD TO ND IN ANY GIVEN ANNUAL PERIOD DIRECTLY RELATED THERETO. EXCEPT FOR THE FOREGOING, LICENSED PRODUCTS ARE PROVIDED ON AN "AS IS" BASIS, WITHOUT WARRANTY OF ANY KIND, INCLUDING, WITHOUT LIMITATION, AS TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS. FURTHER, ND DOES NOT WARRANT, GUARANTEE, OR

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       5.

MAKE ANY REPRESENTATION REGARDING THE USE OR THE RESULTS OF THE USE OF ANY LICENSED PRODUCT OR MATERIALS SUPPLIED HEREUNDER AS TO CORRECTNESS, ACCURACY RELIABILITY, OR OTHERWISE. ND is not responsible for and shall assume no liability for hardware, software, or other items not directly sold or licensed by ND hereunder nor for services provided other than by ND.

     8.2  Year 2000 Compliance Warranty.  Year 2000 compliance is defined as
          -----------------------------
operating prior to, during, and after the calendar year 2000 AD without error relating to date data, specifically including but not limited to any error relating to calculations, sorting, interpretation, processing or acceptance of date data which represents or references different centuries or more than one century. Neuron Data represents and warrants that the Software listed in Exhibit G hereto when used with year 2000 compliant hardware, operating systems, compilers, interfaces and other related components, is year 2000 compliant. This representation and warranty is with respect to the Software listed in Exhibit G only and is not a representation or warranty that software applications using the Software are or will be year 2000 compliant. This Year 2000 Compliance Warranty shall begin as of the date of the License Agreement and end on the date after January I, 2000 subsequent to which the Software has operated without a breach of this Year 2000 Compliance Warranty for a consecutive six month period. Neuron Data recognizes the criticality of Year 2000 Compliance. In the event of any defect in the Software relating to Year 2000 compliance, Neuron Data, when notified of such defect through normal Technical Support procedures, will assign such defect the highest priority and will assign all necessary resources to correct the problem.

9.   Term and Termination.
     --------------------

     9.1  Term; Renewal.  This Agreement shall remain in force for five (5)
          -------------
years from the Effective Date, and be automatically renewed for a subsequent two
(2) year term unless a Party notifies the other of its contrary intention at
                                                                          --
least sixty (60) days prior to the date this Agreement would otherwise expire.
----------------

     9.2  Termination.  The Agreement may be terminated: (a) By either Party:
          -----------
(i) in the event the other Party breaches any material obligation and such breach remains uncured thirty (30) days following receipt of appropriate written notice, or (ii) in the event that a Party declares bankruptcy, becomes insolvent, or the equivalent.


                                       6.

     9.3  Effects of Termination.  Upon termination for any reason of this
          ----------------------
Agreement: (a) ISV shall immediately return all materials provided to it by ND hereunder, including, without limitation, Golden Master CDs, Confidential Information, Licensed Products, manuals, customer lists, license agreements, and marketing materials; (b) Licenses granted to ISV shall terminate immediately and ISV shall immediately cease use of all such rights; (c) ISV Licensee rights properly granted shall be unaffected; and (d) ISV has no expectation that the relationship with ND will continue beyond expiration or termination of this Agreement nor as to anticipated revenues or profits.

     9.4  Survival.  The following provisions shall survive termination of this
          --------
Agreement: Sections 2.3, 2.5, 4, 7, 8, 9.3, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10
arid this Section 9.4.

10.  General Provisions.
     ------------------

     10.1 The Parties are independent entities; nothing in this Agreement creates or implies any employment, agency or other legal relationship. Neither Party has the right or authority to bind the other. This Agreement is entered into by the Parties on a non-exclusive basis; nothing restricts either Party from entering into any business relationship with any third party.

     10.2 This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof and supersedes all prior and contemporaneous communications and agreements, written or oral, relating to such subject. Amendments shall be in writing and executed by each Party. Waiver of performance required by this Agreement shall not constitute a subsequent waiver, unless so waived in writing. Neither Party may assign any portion of this Agreement without prior written consent of the non-assigning Party, except, in connection
                                                          ------
with a merger or sale of substantially all of its assets.

     10.3 Neither Party shall be responsible for any failure to perform obligations to the extent such failure is cause by natural disasters, wars, labor unrest, or other causes beyond its reasonable control. Obligations hereunder shall not be excused, but shall be suspended until the cessation of such cause. Should such cause persist for longer than thirty (30) days, the Parties shall meet to determine whether this Agreement should be modified.

     10.4 Neither Party shall make any public disclosure of the terms of this Agreement without the prior approval of the other Party. Notwithstanding, the Parties shall cooperate to issue a joint press release and/or complementary press releases as soon as practicable after the Effective Date. Each Party mutually grants the other the right to use their respective trademarks, corporate names and logos (as necessary) in conjunction with the Parties' respective website(s). The Parties also agree to establish mutual links between their respective websites as soon as practicable and in a mutually acceptable form.

     10.5 Should a provision be declared illegal or unenforceable, it shall be eliminated or replaced to preserve, wherever possible, the Parties' intent; all other provisions remain in force.



                                       7.

occur, according to the procedure described in the Escrow Deposit Agreement of
Vendor: a, ceases doing business, or b, discontinues offering technical support for the Software and does not offer comparable support through a third, party under substantially similar terms.

     10.6 Notices or other communications required or made hereunder shall be in writing and sent via express courier service (with tracking capabilities) or certified mail (return receipt requested) to the above address or as subsequently notified.

     10.7 Both Parties shall, at all times, comply with all applicable laws, regulations and similar rules. Further, ISV shall obtain and maintain any and all permits, licenses, authorizations, and/or certificates which may be required in connection with the import, export, sale, or use of the Licensed Products as may be required by any legitimate government authority, agency or subdivision thereof including, without limitation all applicable Export Laws.

     10.8 This Agreement shall be governed by California and U.S. federal law, without regard to conflicts of law principles. Except with respect to any injunctive action which may be brought by ND, any dispute arising hereunder shall be submitted to arbitration which shall take place in Mountain View, California, according to the Rules of the American Arbitration Association by a single arbitrator appointed in accordance with such rules. Such arbitration decision shall be final and may be enforced in any court of competent jurisdiction. The prevailing party may, in addition to its other remedies, recover its costs, including attorneys' and other professional fees, incurred to enforce this Agreement.

     10.9 EACH PARTY AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL, BARGAINED FOR BASES HEREOF AND HAVE BEEN TAKEN INTO ACCOUNT BY EACH PARTY IN DECIDING WHETHER AND ON WHAT TERMS TO ENTER INTO THIS AGREEMENT.

     10.10 The Parties agree that any substantial threat to the legal and/or practical protection of those trade secrets and other proprietary material underlying the Licensed Products (particularly with regard to source or object code and sensitive Confidential Information disclosed hereunder) would cause irreparable injury to ND for which monetary damages would be inadequate. In such event, ND shall be entitled to seek equitable relief (e.g., injunctive relief) in addition to its other remedies at law or in equity.

11.  Source Code Escrow.
     ------------------

     11.1 ND maintains and will continue to maintain during the term of this Agreement a source code escrow deposit for its Software, as described in the Escrow Deposit Agreement attached as Exhibit H and incorporated herein. Within
                                     ---------
30 days after the execution of this Agreement, Vendor will add ISV as a beneficiary of the Escrow Deposit Agreement. ISV will pay the escrow agents fees to be added and maintained as a beneficiary.

     11.2 If ISV discontinues paying for product support for a Software product, ISV will immediately be removed as a beneficiary of the Escrow Deposit Agreement for such Software. The source code will be released from escrow if any of the following events



                                       8.

occur, according to the procedure described in the Escrow Deposit Agreement of
Vendor:

     a.   ceases doing business, or
     b. discontinues offering technical support for the Software and does not offer comparable support through a third party under substantially similar terms.

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative as of the Effective Date.

Neuron Data, Inc.                       [ Blue Martini Software]
(as "ND")                                ------------------------------------
                                        (As "ISV")

By: /s/ Gary Shroyer                    By: /s/ William Evans
   ---------------------------------       ----------------------------------
     (Signature)                             (Signature)

Name: Gary Shroyer                      Name: William Evans
     -------------------------------         --------------------------------
     (Printed or Typed)                      (Printed or Typed)

Title: CFO                              Title: VP, Marketing
      ------------------------------          -------------------------------

Date: 3-31-99                           Date: March 31, 1999
     -------------------------------         --------------------------------



                                     9.

                                   Exhibit A
                                   ---------

                       AGREEMENT PARTICULARS INCLUDING:
                      ND Product, ISV Application(s) and
                               Target Market(s),
                      ISV License Fees, ISV Support Fees

Neuron Data Product(s)
----------------------

--------------------------------------------------------------------------------
          Name of Application                  Description/Functionality
--------------------------------------------------------------------------------
Neuron Data Elements Advisor Builder       Rules Development Environment
--------------------------------------------------------------------------------
Neuron Data Elements Advisor Run-Time      Rules Run-Time Environment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Neuron Data commits to supporting these products for the Sun Microsystems delivered Java Virtual Machine (JVM) on the Windows NT 4.0 and later, Solaris
2.6 and later, HP/UX 10.0 and later, IBM RS/6000, and SGI Irix platforms, if Sun provides commercial support for a JVM on these platforms.

ISV Application(s)

--------------------------------------------------------------------------------------------
Name of Application                                      Description/Functionality
--------------------------------------------------------------------------------------------
Blue Martini Merchandising Management Module    Manages merchandise: products and services
--------------------------------------------------------------------------------------------
Blue Martini Customer Management Module         Manager customers and customer relationships
--------------------------------------------------------------------------------------------
Blue Martini Micro Marketing Module             Manages data analysis
--------------------------------------------------------------------------------------------
Blue Martini WebStore Operations Module         Manages commerce store
--------------------------------------------------------------------------------------------
Blue Martini Tools Module                       Provides tools to support other modules
--------------------------------------------------------------------------------------------

Blue Martini may introduce new modules from time-to-time and, at the time that the new modules are introduced, may elect to append these new modules to the list of covered ISV applications of this appendix.

Target Markets
--------------

               -----------------------------------------------------
                                Target Markets
               -----------------------------------------------------
                E-Commerce
               -----------------------------------------------------

               -----------------------------------------------------

ISV License & Support Fees
--------------------------

See Exhibit I.
    ----------

                                      10.

                                   Exhibit B
                                   ---------

                   Required Provision to be included in each
                          End User License Agreement
                     (this exact wording is not required)

 .    Government Matters
     ------------------
     Licensee shall comply with all export laws, restrictions and regulations of the U.S. Department of Commerce or other U.S. or foreign agency or authority, and shall not export, or allow the export or re-export of any material licensed hereunder or any portion thereof, in violation of any such restrictions, laws or regulations, or to any D: 1 or E:2 country (or any national thereof) specified in the then current Supplement No. I to
     Part 740, or in violation of the then current Part 740 or 746 of the U.S. Export Administration Regulations (or any successor regulations or supplement), except in compliance with all licenses and approvals required under applicable export laws and regulations. End User shall hold harmless and indemnify Neuron Data, Inc. for any damages from breach of this provision.

 .    Restricted Use
     --------------
     The Neuron Data, Inc. software licensed hereunder ("ND Software") shall be used by the Licensee(s) for internal purposes only and is not intended for resale. With respect to ND Software, Licensee agrees not to do any of the following, directly or through any third party: (i) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code, algorithm or programming or other interfaces by any means, or
     (iii) load or use it on any machine or system other than the specifically authorized platform(s).,

 .    Limitation of Remedies and Damages
     ----------------------------------
     Neuron Data, Inc. shall not be responsible or liable under any contract, tort, or other legal or equitable theory for: (a) loss or inaccuracy of data, (b) cost of procurement of substitute goods or services, (c) any indirect, incidental, or consequential damages, including, without limitation, loss of profits, (d) for any matter beyond its reasonable control, or (e) for any software or other product or services not provided directly by Neuron Data, Inc. Any liability of Neuron Data. Inc. shall be limited exclusively to replacement of ND Software.

 .    Limitation of Warranties
     ------------------------
     Neuron Data Software is provided on an "AS IS" basis and all warranties, express or implied, are hereby disclaimed, including, without limitation, any and all warranties of merchantability, fitness for particular purposes, and non-infringement of third party intellectual property rights. Further, Neuron Data. Inc. does not warrant, guarantee, or make any representations regarding the use, or the results of the use, of the-licensed material or written materials provided in terms of correctness. accuracy, reliability or otherwise.

                                      11.

                                   Exhibit C
                                   ---------

                               Support Services

     This Exhibit defines Level 3 Support and provides the statement of work required for this support level.

1.   DEFINITIONS

     1.1  Level 1 Support Services.

          Level I Support Services include call receipt and entitlement verification, call screening, product identification.

     1.2  Level 2 Support Services.

          For incidents escalated beyond Level 1, Level 2 Support Services will include efforts to create a repeatable demonstration of the defect or error and to resolve all problem for which source code modification is not required.

     1.3  Level 3 Support Services.

          Incidents not resolved through Level I and Level 2 will be escalated to Level 3 Support Services. These services will include efforts to identify the source code which is defective and provide correction, work-arounds and/or patches to correct the defect or errors. Blue Martini will use its commercially reasonable efforts to identify and resolve all errors and defect through Level I and Level 2 Support Services.

2.   LEVEL 1, LEVEL 2 SUPPORT

     Level 1 and/or Level 2 support will be provided by Blue Martini and/or its Authorized Service Providers ("ASP"). ND shall not be obligated to provided Level I and Level 2 support services unless otherwise agreed to by the Parties.

3.   LEVEL 3 SUPPORT

     3.1  Priority Levels.

          Defects which are reported by Blue Martini to ND shall be classified, for the purposes of this agreement, in accordance with the following definitions:

               (a) Critical. (Priority 1) major System Impact (System down). This classification corresponds to "Severity I Defect", which is a reported defect in the ND product which cannot be reasonably circumvented, and which is an emergency condition that significantly restricts the use of the ND product by the customer to perform necessary business functions. Additionally, an escalation may be designated a meltdown if 1) Blue Martini may lose a significant amount of business if the problem is not resolved in a timely manner, 2) there

                                       12.

is a potential for a public relations disaster if the problem is not resolved in a timely manner, 3) or the problem is seriously impacting the customer's business.

               (b) High (Priority 2), Moderate System Impact (System crashing/hanging). This classification corresponds to "Severity 2 Defect", which is a reported defect in the ND product which restricts the use of one or more portions of features of the ND product by the customer to perform necessary business functions but does not completely restrict use of the ND product.

               (c)  Medium (Priority 3) Minor System Impact
(Performance/Operational Impact). This classification corresponds to "Severity 3 Defect" and/or "Severity 4 Defect". A Severity Level 3 Defect is reported defect in the ND product which restricts the use of one or more portions or features of the ND product by the customer to perform necessary business functions, but the defect can be reasonably circumvented; and Severity Level 4 Defect is reported defect in the ND product which does not substantially restrict the use of one or more portions or feature of the ND product by the customer to perform necessary business functions.

               (d) Low (Priority 4), Minor problem, observation, or `how to' inquiry.

     Blue Martini will establish, if possible, the priority level of each escalation based on their perception of the needs of each customer. As part of its initial action plan, ND will (i) respond as to whether it agrees with Blue Martini's defect classification, or (ii) classify the defect in accordance with the definitions set forth above.

     3.2  Defect Reporting by Blue Martini ("Escalations").

          ND will respond to all defects reported by Blue Martini.

          Escalations from Blue Martini Engineering will be communicated to ND via the following process:

          Escalations are reported to Blue Martini Engineering through the Blue Martini escalation tracking system. These escalations are submitted form the various Blue Martini Answer Centers and Authorized Support Providers (ASP's) and Blue Martini records them in a Blue Martini database ("Scopus" or equivalent, hereinafter referred to as "Scopus") and assigns each one a unique Scopus reference number (ID). Problems which Engineering is unable to resolve are given to the Blue Martini Designated Support Contact who reviews and communicates them, if appropriate, to ND for resolution. In all cases the Designated Support Contact (or alternate Designated Support contact) will initiate the Level 3 Support process by notifying ND that a problem is being escalated.

          In all cases the person notified by Blue Martini will be the ND designated Support Contact for Blue Martini (or Alternate Designated Support Contact). Notification may be by e-

                                      13.

mail or phone. The initial notification will include the Scopus reference number and a description of the problem being escalated.

     3.3  Acknowledgement by ND.

          ND will acknowledge escalations by contacting the Blue Martini Designated Support Contact(s) via e-mail or phone. All incoming escalations shall be logged for tracking purposes by ND and the time of acknowledgement of each escalation will be logged by the Blue Martini Designated Support Contact(s).

     3.4  Acceptance by ND.

          After acknowledging receipt of each escalation, ND will examine the contents of the Scopus escalation provided by Blue Martini Engineering to determine whether the information provided is sufficient for ND to begin work toward providing Blue Martini Engineering with a resolution. The Scopus escalation shall contain:

               (a) a reasonably detailed description of the problem, together with any supporting information which Blue Martini Engineering believes may assist ND in its diagnostic process;

               (b) ND product and version (including patch updates) against which of the escalation is being raised;

               (c) the operating system version (including patch updates) against which the escalation is being raised;

               (d) the hardware configuration required to reproduce the problem;

               (e) a test case or instructions necessary to demonstrate the problem;

               (f)  the current priority and status proposed by Blue Martini;

               (g) an indication as to whether additional information such as dumps, logs, etc. are, or can be made, available; and

               (h)  the date and time of assignment to ND.

     If ND determines that there is insufficient information to begin work on resolving the escalation, the Scopus escalation will be promptly assigned back to Blue Martini Engineering via notification to the Blue Martini Designated Support Contact(s).

     When a problem escalated to ND is found to consist of more than one customer problem or the Scopus escalation describes more than one customer problem, ND will report the situation to Blue Martini. If Blue Martini agrees with ND analysis, Blue Martini will determine which is

                                      14.

the primary problem to be worked by ND and Blue Martini may, at its option, report the second problem(s) to ND as a new escalation(s).

     ND will [...***...] establish an automatic acknowledgement of escalations for which Blue Martini is notified via phone, e-mail or access to NDDN.

     In the event that ND assesses the escalated call to be non vendor defect or failure, ND will contact Blue Martini Engineering with a detailed explanation so the escalation can properly be redirected within Blue Martini.

     3.5 Response Times. ND will respond to Blue Martini with a corrective action and implementation in accordance with the following, which represent the response goals ND will strive to achieve using all cost-effective, reasonable standard practices:

          Priority       Initial Action Plan      Implementation of Fix

          Critical        4 business hours           2 business days

     Note: Within 2 hours of escalated call, from Blue Martini, ND will acknowledge receipt of call. ND will provide initial assessment of the call within two (2) hours of escalation from Blue Martini. The initial Action Plan is due (4) hours after its current assessment. ND will work on a continuous effort (7 x 24 hours basis, 52 weeks a year) based on the agreed to current Action Plan.

     If the Customer's system is still down after 2 business days from the initial escalated call, ND will arrange to provide their resources on site at Blue Martini's request if no apparent progress is being made.

     Should Blue Martini decide that on-site resources are required, then Blue Martini will be billed at [...***...] or ND's then current consulting rate, whichever is greater, for travel within North America. Travel outside North America may take 2 days to arrange and will be charged at then current consulting rates.

          Priority       Initial Action Plan      Implementation of Fix

            High           8 business hours          5 business days

     Note: Within 2 hours of escalated call from Blue Martini, ND will acknowledge receipt of call. ND will provide initial assessment of the call within two (2) hours of escalation from Blue Martini. The initial Action Plan is due eight (8) hours after

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      15.

            its current assessment. ND will work on a continuous effort based on the agreed to current Action Plan.

     If the Customer's system is still down after 5 business days from the initial escalated call, ND will arrange to provide their resource on site at Blue Martini's request if no apparent progress is being made.

     Should Blue Martini decide that on-site resources are required, then Blue Martini will be billed at [...***...] or ND's then current consulting rate, whichever is greater, for travel within North America. Travel outside North America may take two days to arrange and will be charged at then current consulting rates.

          Priority       Initial Action Plan      Implementation of Fix

       Medium and Low     16 business hours         15 business days

     Note: Within 2 hours of escalated call from Blue Martini, ND will acknowledge receipt of call. ND will provide initial assessment of the call within 92 hours of escalation from Blue Martini. The initial Action Plan is due sixteen (16) hours after its current assessment. ND will work on a continuous effort based on the agreed to current Action Plan.

     Any on-site attendance by ND support personnel to resolve escalation must be requested by Blue Martini and will be managed by Blue Martini. ND must be able to provide on-site support both domestically and internationally and have at least two people who can visit customer sites outside the U.S. on reasonable notice.

     In the vent where problem resolution cannot comply with the above time frames, ND will contact Blue Martini and both parties will use reasonable efforts to assist each other in resolving these escalations to the satisfaction of Blue Martini's customers.

     The times for response on individual escalations are defined in terms of ND normal business hours, as follows:

                  8:00 AM - 5:00 PM U.S. Pacific Standard Time

     Monday through Friday, excluding Blue Martini holidays which shall be published in advance at least annually and which in 1999 are:

                    New Year's Day
                    President's Day

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      16.

Memorial Day
                    Independence Day
                    Labor Day
                    Thanksgiving
                    Christmas
                    New Year's Eve

     3.6  Action Plan.

          If ND determines that sufficient information has been provided and has notified Blue Martini that the escalation has been accepted, work on resolving the escalation that begins in accordance to ND standard business practices and an action plan ("action Plan") will be provided by ND to Blue Martini within the response times which have been set forth in the Agreement. Each Action Plan should include the following information.

               (a)  problem statement, including early evaluation;

               (b) confirmation, when possible, that ND has reproduced the problem;

               (c)  problem status;

               (d)  action required;

               (e) who needs to perform the actions (where "how" may refer to ND Engineering, Blue Martini, etc. i.e. it does not necessarily require the identification of a specific engineer);

               (f) when the actions should occur and when they are expected to be completed; and

               (g) Projected date for resolution and confidence level, if possible, for such date (stated in percent form).

          ND will promptly notify Blue Martini of significant exceptions to each Action Plan, and will provide updates to specific Action Plans as reasonably requested by Blue Martini.

          In the event that an escalation must be returned to Blue Martini for more information, a revised Action Plan will be provided by ND when the escalation is re-assigned to ND with the requested information.

     3.7  Escalation Status.

     The current status of each escalation will be tracked by ND in accordance with its standard business practices. Blue Martini will assign an escalation status category for its internal tracking purposes. Blue Martini's initial escalation status categories are as follows:



                                      17.

               (a) OPEN AWAITING ENGINEERING: Acknowledged by Support Engineering, escalated to Development Engineering and waiting for a response.

               (b) OPEN - AWAITING FIELD INFO: ND has requested additional information from the field to continue working the problem.

               (c) OPEN - ON SITE SUPPORT: An engineer from ND is working on site to resolve the customer problem.

               (d) OPEN - UNDER INVESTIGATION: Accepted and being worked by a ND Engineer.

               (e) PENDING - FIELD ACTION: A proposed resolution has been supplied by ND, which must be related to the customer in order to close the escalation. Any such changes will be given to Blue Martini Engineering for passing on to the relevant site. Blue Martini Engineering is also responsible for conveying the test results back to ND.

               (f) PENDING FIX VERIFICATION: ND has provided a resolution to the escalations and is awaiting feedback. Any such fixes will be given to Blue Martini Engineering for passing on to the relevant site. Blue Martini Engineering is also responsible for conveying the test results back to ND.

               (g) CLOSED: Blue Martini Engineering has confirmed that the solution provided by ND resolves the customer's problem.

     3.8  Resolution

          Within the specified response times, ND will [...***...] to resolve each reported defect, by providing either (i) a reasonable work around, which may consist of specific administrative steps or alternative programming calls,
(ii) an object code patch to the ND products, or (iii) a specific Action Plan for how it will address the defect and an estimate on how long it will take to rectify the defect.

          Blue Martini Designated Support contact(s) will [...***...] to assist ND Designated Support Contact(s) to resolve escalation where problem determination is unclear and impacts the resolution time frames noted above.

     3.9  Resolution Categories

          Blue Martini will assign a resolution category for its internal tracking purposes. Blue Martini's initial escalation resolution categories are as follows:

               (a) CODE CHANGE: revised Source Code is require and a patch kit will be made available to Blue Martini Engineering.

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      18.

               (b)  DUPLICATE: the escalation is a duplicate of an existing one.

               (c) DOCUMENTATION: the relevant documentation is in error and no Source Code change is needed. On-line documentation changes would be handled as source code changes.

               (d) USE: the problem was caused by incorrect usage. Blue Martini may request that a code change be made to resolve such escalation.

               (e) PERMANENT RESTRICTION: the escalation can be traced to a problem in the ND products which cannot be corrected in this version.

               (f) SUGGESTION: the software is operating to specification and the reported escalation is really an enhancement or a (non-compliant) suggest change.

               (g) NOT SUPPORTED: the problem has been determined to be caused by a defect in a portion of the ND products which is not supported by ND.

               (h) CONFIGURATION: the problem has been caused by the use of the ND products on an unsupported or invalid configuration.

     3.10 Permanent Restrictions, Enhancements and Suggestions.

          ND may advise Blue Martini that for a particular escalation the resolution is likely to cause regression, break a standard, cause some other part of the ND products to fail, or for any other reason is ill advised. Blue Martini may either accept ND's recommendation or request that ND provide the resolution, and ND will consider such requests in good faith. Should Blue Martini require such a resolution it will be completed for [...***...].

          Similarly, ND may advise Blue Martini that the resolution to a particular escalation would involve redesigning and/or rewriting a portion of the ND products. If ND determines not to carry out the resolution, Blue Martini shall have an option to require ND to carry out the resolution for [...***...].

     3.11 Resolution Testing

          Defect resolutions will be tested according to ND standard business practices, which includes unit testing on the release level of the ND products against which the escalation was reported and regression testing at the time the defect is resolved for all currently supported releases of the ND products. If a problem or regression is found to be caused by a patch previously created by ND such problem or regression will be corrected by ND and reported to Blue Martini.

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      19.

For each release of the licensed product, ND will provide to the Blue
Martini Designated Support Contact(s) a list of the platforms and configurations on which ND tests defects and resolutions.

     3.12 Patch Delivery

          ND shall provide all Patches to Blue Martini as soon as they are available, but in any event within the specified time frames set forth in
Section 3.5. In all cases where possible, ND shall provide Patches on-line. ND shall conduct bug fix validation test (on standard base level system) and regression testing for Patch compatibility prior to sending the same to Blue Martini; unless such testing would cause ND to not comply with the relevant time frames require under Section 3.2 in which case ND shall inform Blue Martini and Blue Martini shall have the option to either waive the testing requirement, waive the time requirement or require that ND proceed under its obligations and pursue its available remedies should ND not meet its obligations. Whenever possible, ND shall send a test case or test procedure used to verify all Patches.

          Defect resolutions which are provided via patches shall be provided by ND to Blue Martini Engineering in a mutually agreement format for duplication and distribution.

          Each patch will consist of:

               (a) a README file describing the escalation and solution, and giving instructions for installing the correction;

               (b) a shell script to apply the correction or other appropriate instructions; and

               (c)  the corrected object/binary file/libraries/scripts.

     3.13 Documentation of Closed Escalations

          When an escalation is resolved and closed, ND will update its internal records in accordance with its standard business practices in order to provide a long-term audit trail. ND will provide Blue Martini with a reasonably detailed explanation of the resolution and any differences in hardware or software configuration which are relevant to the resolution.

     3.14 Project Management

          Blue Martini will measure responsiveness and quality with respect to ND provision of Level 3 Support services by recording and monitoring a three-month rolling average of ND performance against the following criteria:

               (a) Responsiveness: acknowledges will be made, Action Plans will be provided, regular updates will be submitted and resolutions will be completed within the

                                      20.

response times set forth in Paragraph 3.5 of this Exhibit for at least [...***...] of the escalations in each Priority category.

               (b) Quality; at least [...***...] of resolutions will work first time.

        3.14.1 Quality Objectives

               ND will [...***...] to supply Blue Martini with resolutions of escalations that work first time. Working first time is defined as:

               (a) Correcting the reported problem as described in the Scopus escalation;

               (b) Not introducing any regression following ND periodic regression testing; and

               (c)  Not causing any performance degradation.

               Patches that fail to work first time will be reworked by ND. Any additional Services requested by Blue Martini will be processed by ND in all respects as new escalations.

        3.14.2 Corrective Action Plan

               In the event that ND consistently fails to meet the response time, quality or consultation goals defined above, Blue Martini may request that ND provide a plan to address the causes of such failure (a "Corrective Action Plan"). Upon receipt of written notice of Blue Martini, wherein Blue Martini shall describe such failure in reasonable detail, ND shall have [...***...] to provide a Corrective Action Plan to Blue Martini and [...***...] to correct the failure. During the [...***...], progress in implementing the Corrective Action Plan shall be monitored on a weekly basis by senior management at Blue Martini and ND. If ND fails to achieve the performance, quality or consultation goals set forth in the Corrective Action Plan, Blue Martini may invoke the termination procedures set forth in Section 9 of the ISV License and Marketing Agreement.

        3.14.3 Reports

               ND will use [...***...] to provide Blue Martini with the following status report:

               (a) Weekly Escalation Status: a detailed listing showing the current status and action plan for all open escalations and all escalations resolved for the week; and

               (b) Monthly Escalation Statistics: a summary report of all Escalations resolved by ND for the preceding months, by Release level and Component.

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      21.

(c) Daily Escalation Status: for Meltdown Escalations, a daily status report will be required in order to keep the customer up to date on progress of resolution. (Weekly escalation status required for Hot and Warm)

        3.14.4 Meetings

               Blue Martini requires the following regular meetings or teleconferences as a guideline:

               (a) Daily Meltdown Escalation (Priority 1) status meetings, if specified in the escalation Action Plan inclusive of conference calls with the customer if necessary.

               (b) Weekly Escalation Status: teleconference held with ND Designated Support Contact and the Blue Martini Designated Support Contact to report on and discuss progress on all currently open escalations.

        3.14.5 Late Resolutions

               When a resolution is more than [...***...] late, i.e., the normal resolution delivery goal for the priority of the escalation in question has been exceeded by more than [...***...], Blue Martini has the following options:

               (a) escalate the defect to the next higher Priority (e.g. High to Critical), and track progress daily and work the issue with ND senior management;

               (b) convene a meeting with ND to establish a Corrective Action Plan; and

               (c) if neither (a) or (b) resolves the escalation, then Blue Martini shall have the options set forth in Section 7.2(a) of the Agreement.

     3.15 End of Life Support (EOL)

          ND will provide Blue Martini with product support for the duration of the Software Products' service life. This is defined as product support provided by ND to Blue Martini from commencement of the Software Product's warranty period through a period of not less than [...***...]. ND shall notify Blue Martini of a planned EOL announcement of its Software Products [...***...] before the published date or assignment of backline support of Software Products is planned to be transitioned to a third party company. In the latter event, ND will select a recognized company with a proven track record of success in providing EOL software support & maintenance. Vendor will provide Blue Martini with backline support from the commencement of the published EOL date of the Software Products as follows:

     [...***...]:   Full support (respond to all escalated calls from Blue
Martini, provide fixes and error corrections.

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      22.

     [...***...]:   Support (respond to Priority I and 2 escalated calls from
Blue Martini provide fixes and error corrections; work-arounds may be used.

       [...***...]: Time and Material Support, [...***...].

     3.16 Software in Escrow

          In the event of (i) ND bankruptcy as provided in Section 11 of the ISV License and Marketing Agreement or (ii) ND inability to perform its support obligations after [...***...] prior written notice and an opportunity to correct such deficient support services, the deposited Escrow Material will be delivered to Blue Martini by the escrow agent, stating grounds upon which the request is made.

          On receipt of the request form from Blue Martini, the escrow agent shall mail a copy of the request to ND and shall then deliver the Escrowed Materials to Blue Martini [...***...] after the copy of the request is mailed to ND.

          Blue Martini may at its option use, copy and modify the Escrowed Material only to provide backline support to Customers. Blue Martini acknowledges and agrees that all Escrowed Material are confidential and proprietary to ND. Source Code may not be transferred to a third party under any circumstances. ND will own the sole, exclusive rights to any and all changes made by Blue Martini. The source code may be accessed only for providing Blue Martini customers with fixes to bugs which have been acknowledged as such in writing by ND. Blue Martini may make no enhancement or feature changes.

          Should ND elect to EOL the product(s) it has licensed to Blue Martini, Blue Martini will be give the opportunity to purchase the source code to these product(s) under terms no more or less favorable than those ND offers to it's best customers of the same product(s).

     3.17 Distribution Binaries

          ND will deliver to Blue Martini two (2) copies of the Software (as defined in Exhibit A of the Agreement) and updates and upgrades thereto in binary form so that Blue Martini can make them available for its customers on distribution servers maintained by Blue Martini.

     3.18 Vendor Documentation

          ND will provide, free of charge, an electronic version of the Documentation (such as, but not limited to, installation, programmer/developer, and support manuals) that is readable on Blue Martini workstations, which Blue Martini may copy and distribute to Blue Martini's service providers. This material will not, however, include training manuals and documentation, which will be made available as specified in Section 5.1.

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      23.

4.   MISCELLANEOUS

     4.1  Shipment of Supported Updates and Upgrades

          ND shall promptly deliver Upgrades to Blue Martini as soon as commercial available, but in no event later than first customer shipment of Upgrades to the Software Product. ND shall supply Beta Versions Upgrades to Blue Martini prior to commercial shipment to permit Blue Martini to prepare to integrate the Upgrade into its products. Blue Martini shall have the right, but not the obligation, to provide input to ND regarding the content and characteristics of future versions and releases of the products; provided that ND shall have no obligation to incorporate any such suggestion.

          ND shall provide Upgrades to Blue Martini in separate shippable packages as follows:

               (a)  Right to Use (RTU) licenses

               (b)  Media (CDs)

               (c)  Upgrade documentation

     4.2  Secure Communications Link

          ND will be required to set up a secure communications link between ND and Blue Martini for the purposes of sending all non-disclosure information, patches, files, documentation as well as e-mail correspondence.

5.   TRAINING AND CONSULTATION

     5.1  Transfer of Information (TOI)

          This Section 5.1 shall not apply to Maintenance Releases. For each 'new Enhancement Release, ND shall ensure Blue Martini receives Transfer of Information (TOI) [...***...] prior to product release. The initial TOI will be completed by FCS Code Freeze. ND shall offer to train-the-trainer session at a central Blue Martini designated facility and agrees to allow Blue Martini to videotape the session for Blue Martini internal duplication and distribution. Blue Martini will be billed [...***...]. The initial TOI will be ready within [...***...] following FCS Code Freeze. Content of the final TOI must include the following to a sufficient level of detail:

     Product Overview

          Features

          Limitations

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      24.

File Descriptions

     External Specification (Functional Spec)

     Theory of Operation - detail of installation, configuration
          Walk through of product install, config, deinstall

     Troubleshooting/Diagnostics Known Bugs & Work
          Arounds Common User Errors Troubleshooting
          Tools and Diagnostic Techniques

     Recommended Support Strategy

     5.2 Customer Training Upon Blue Martini specific request with ND agreement, ND shall be available to participate in training of Blue Martini's distributors and resellers in providing support services for the Supported Products. Such training may include both creating and conducting training programs. Blue Martini will be billed at [...***...].

     5.3  E-mail and Phone Technical Support

          ND shall answer any related technical questions on the Supported Products from Blue Martini "support" alias, or other such restricted access aliases for support purposes. Until Blue Martini is provided access to such aliases Blue Martini shall monitor such aliases and provide ND the questions that require answers. ND agrees to use [...***...] to meet such response time guidelines that might exist for such aliases. On-line access to NDDN, Support@Neurondata.com and any access to ND's Customer Support Staff is
-----------------------
specifically limited to Blue Martini Tier Three support personnel.

          ND will maintain and make available to Blue Martini, telephone support accessible through a toll free line. ND support service center will be staffed by properly trained ND personnel between 8:00 a.m. and 5:00 p.m., Pacific Standard/Daylight Savings Time, Monday through Friday (excluding holidays). ND will use [...***...] to arrange for a qualified support engineer or support manager to return calls to Blue Martini within [...***...] of Blue Martini's first call to ND. ND shall provide a list of designated contacts, phone numbers, and pager numbers to Blue Martini.

     5.4  Vendor Bug Reports

          ND shall permit Blue Martini to have access to ND's bug reports, [...***...] relevant to the Licensed Products. Access to the bug reports shall be limited by Blue Martini to its employees with a need to know and the information in the bug reports shall be considered and treated by Blue Martini as Proprietary Information in accordance with the provisions of Section 4

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      25.

(Confidential Information). ND grants Blue Martini the right to use, copy and distribute such data internally for purposes of resolving Customer Support requests with respect to the Supported Products.

     5.5  Vendor Development Process Audit

          Blue Martini will provide at its option, rating feedback quarterly to which ND will take all reasonable actions to improve where deficiencies have been noted. A follow up audit will be scheduled for a later date to determine if the deficiencies have been corrected.

                                      26.

                                  Attachment A
                                  ------------

Supported Software:            Neuron Data Elements Advisor Builder & Run-Time

Supported Platforms:           All

Application(s):                See Exhibit A

Support and Maintenance Fees:  [...***...]

Number of Authorized Named Contacts (Development Licenses):

                           3

Telephone Support Authorized: (Y/N)      Yes.

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      27.

                                   Exhibit D
                                   ---------

                                 ND Trademarks

(C) 1998 Neuron Data, Inc. All rights reserved. Elements, Elements Enterprise, Elements Messenger, Elements Converter, Elements Accessor, Elements Tester,
       Elements Presenter, Elements Advisor, Elements Expert and OOScript

                                      28.

                                   Exhibit E
                                   ---------

Has been omitted.

                                      29.

                                   Exhibit F
                                   ---------

                               Marketing Efforts

(Check appropriate boxes)

Public Relations & Advertising
------------------------------

[_]  .  Press Releases

[_]  .  Speaking Engagements

[_]  .  Mutual Press/Analyst Reference

[_]  .  Joint Advertising Programs


Events (Mutual Participation)
-------------------------------

[_]  .  Trade shows

[_]  .  User Group Meetings

[_]  .  Sales Meetings

[_]  .  Seminars

Other
-------------------------------
[_]  .  Exchange of Sales Account Manager Contacts
[_]  .  Exchange of Collateral
[_]  .  Development of Joint Collateral
[_]  .  Mutual Web site Presence and Links
[_]  .  Mutual Partner Catalog listing
[_]  .  Integrated Demo(s) of parties products

                                      30.

                                   EXHIBIT G
                                   ---------

                          YEAR 2000 COMPLIANT SOFTWARE

------------------------------------------------------------------------------
Product                        Previous                   Y2K-         Release
Name                           Name                       Compliant    Date
                                                          Release
                                                          Level
------------------------------------------------------------------------------
Elements Accessor/C & C++      Data Access Element        2.1 & later  06/1997
------------------------------------------------------------------------------
Elements Advisor               Jewels                     1.0 & later  05/1997
------------------------------------------------------------------------------
Elements Enterprise/C & C++    Elements Environment       2.1 & later  06/1997
------------------------------------------------------------------------------
Elements Expert/C & C++        Intelligent Rules Element  4.1 & later  06/1997
------------------------------------------------------------------------------
                               Distributed Messaging
* Elements Messenger/C &       Element                    3.1 & later  06/1997
------------------------------------------------------------------------------
Elements Presenter/C & C++     en Interface Element       4.1 & later  06/1997
------------------------------------------------------------------------------
Elements Presenter/J           Joy                        1.0 & later  05/1997
------------------------------------------------------------------------------
Microline MCT, MVT & MWL       None                       3.0 & later  02/1997
------------------------------------------------------------------------------

Note: Information on Elements Messenger is provided for the convenience of customers using older releases. Neuron Data no longer markets or supports this product. For assistance with Messenger, please contact Modulus Technologies.

                                      31.

                                   EXHIBIT H
                                   ---------

                                Escrow Agreement
                                ----------------

As of the effective date of this Agreement, Neuron Data has an escrow deposit agreement for the Source Code in place with Data Securities International, Inc., ("DSF') dated October 29, 1996 (the "Escrow Agreement"). Within 30 days after the execution of this Agreement, Neuron Data will add Blue Martini Software as a
                                                      ---------------------
beneficiary to the Escrow Agreement. Neuron Data will provide a copy of the Escrow Agreement to Blue Martini Software, with confidential information removed, upon written request.

Neuron Data will maintain Blue Martini Software as a beneficiary of the Escrow
                          ---------------------
Agreement (or of a substantially similar successor escrow deposit agreement with a commercial source code escrow agent) at Blue Martini Software's expense, at
                                          -----------------------
all times for as long as source code escrow is required by Section 1 of the
                                                                   -
Agreement.

                                      32.

                                   EXHIBIT I
                                   ---------

                          Pricing and Additional Terms
                          ----------------------------

1.   The following terms are incorporated into the Agreement:

     1.1.  A five-year term from date of execution.

     1.2. An unlimited license (as set forth in the Agreement} for internal use of Advisor Builder (a.k.a. the development environment) by your development and consulting organizations.

     1.3. A limited license (as set forth in the Agreement) for external deployment of Advisor Engine (a.k.a. the run-time environment} in the named application.

     1.4. A limited license (as set forth in the Agreement) for external deployment of Advisor Builder for the sole purpose of adding or modifying the rules that are an integral part of your application software.

     1.5. A limited license (as set forth in the Agreement} for external deployment of Advisor Technical and Training material for the sole purpose of facilitating the use of the above licensed material within your application software.

2. Blue Martini will pay ND an initial, nonrefundable, license fee (the "Initial License Fee") of [...***...] due in two equal payments Net [...***...] and [...***...] from execution of this contract.

3. Blue Martini will calculate and pay royalties as a percentage of [...***...] for products containing the Licensed Product per the schedule outlined below:


     Contract year          [...***...]   [...***...]  [...***...]  [...***...]  [...***...]

     % of [...***...]       [...***...]   [...***...]  [...***...]  [...***...]  [...***...]

     No royalties shall be due on licenses used for purposes of demonstration, evaluation, development, testing, or quality assurance.

4. ND understands that Blue Martini may require up to eight 1/2 day sessions with an ND architect to review various issues concerning the integration of ND's Advisor with the Blue Martini product suite. These sessions will be billed under separate PO's and scheduled at mutually convenient times as required. Consulting Services are available at ND's then current consulting rates.

5. Blue Martini will begin quarterly royalty payments to ND once the aggregate royalty & support, fees due ND under this agreement exceed the initial license & support fees. Royalty & Support fees are due ND as a result of Blue Martini' s revenue recognition of an application that embeds the software product(s} licensed from ND.

6. Royalty payments will be calculated and paid quarterly with an annual audited reconciliation. ND will pay the expense of these audits unless a discrepancy of [...***...] or more is found, in which case Blue Martini will bear the audit costs. The audit shall be conducted by an independent, nationally-recognized accounting firm and shall be limited to those records required for the auditor to determine the correctness of payments to ND hereunder. The auditor shall be required to sign a confidentiality agreement acceptable to Blue Martini.

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      33.

7. ND will provide an Annual Support & Maintenance Agreement that will cover the current Advisor Builder (development environment) and Run-Time. This agreement will provide phone & web-based technical support, patches, maintenance (point) releases as well as upgrade (version) releases.

8. Support & Maintenance services for one year are calculated at [...***...] of the royalty fee paid to ND. Only licenses with an active Blue Martini Support & Maintenance agreement will be included in the calculation of Support & Maintenance renewals. Support & Maintenance renewal fees will be calculated and paid quarterly with an annual audited reconciliation, under the same procedures as set forth in paragraph 7.

9. Blue Martini will limit its support contacts to no more than three authorized Blue Martini employees. These names will be provided to ND and stored in ND's support database. Blue Martini will have the right to update and change these authorized contacts as necessary.

10. ND will be given mutually agreeable co-marketing and attribution within the Blue Martini product suite, consistent with what Blue Martini provides others technology providers.

11. Blue Martini will advise its customers of ND's offer to sell ND developer's licenses to Blue Martini customers for a reduced fee. It is acceptable that this be accomplished via a url to ND's website that will be placed in the `About' box of Blue Martini's applications.

12. With respect to press and public exposure the parties agree: 12.1. Blue Martini will provide quotes or select and acknowledge statements from ND's prepared copy for a joint press release announcing ND as a technology provider (due within 30 days of contract signing). Blue Martini shall have approval rights over the contents of the statement.

     12.2. Blue Martini grants ND the right to publish a customer profile outlining the application in which ND's tools are employed (due when the product enters beta shipment, please see the examples on our Web site).

     12.3. Blue Martini will [...***...] to participate in the development and placement of trade journal articles discussing the business benefits of ND's technology in your application.

13. This information represents a confidential disclosure between ND and Blue Martini Software and is not to be disclosed by either party outside their company without the other party's prior written consent.

[...***...]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      34.

               Amendment to ISV License and Marketing Agreement

This Amendment, effective June 30, 2000, amends the ISV License and Marketing Agreement dated March 31, 1999 (the "Agreement") between Blue Martini Software, Inc. ("ISV") and Blaze Software Inc., previously known as Neuron Data, Inc. All references in the Agreement to Neuron Data or ND will mean Blaze Software.

The parties agree to amend the Agreement as follows:

1. Provided that ISV pays Blaze Software a non-refundable deployment royalty fee of [...***...] by September 30, 2000, the term of the Agreement shall be extended to June 30, 2007 and ISV shall have the right until June 30, 2007 to distribute the Licensed Products only as part of the named ISV Applications listed in Exhibit A to the Agreement.

2. Blaze Software's software covered by the contract includes all products in the Blaze rule-based personalization product line, including Blaze Advisor Builder, Blaze Advisor Rule Engine, Blaze Advisor Rule Server, Blaze Advisor Innovator Workbench and Blaze Advisor Innovator Runtime.

3. Additionally, ISV will pay Blaze Software [...***...] of the non-refundable deployment royalty fee as royalty maintenance and support fee during the term, as determined by the payment schedule, Exhibit J, of this agreement. Such maintenance will be calculated and paid on a quarterly basis, and based upon customer deployment amounts noted in the attached Exhibit J. The support and maintenance payments determined by this Addendum shall cover all existing Blue Martini customers licensed under the original contract.

4. Blaze Software maintains and will continue to maintain during the term of this Agreement a source code escrow deposit ("Escrow Deposit Agreement") for its Software with a commercial software escrow company. As of the effective date of this Amendment, the Escrow Deposit Agreement is with Data Securities, International ("DSI"). Blaze Software will add ISV as a beneficiary of the Escrow Deposit Agreement within [...***...] after ISV's request and ISV's payment of the escrow agent's fees to be added and maintained as a beneficiary. Blaze Software will provide a copy of the Escrow Deposit Agreement to ISV, with confidential information removed, upon ISV's written request. Any successor or replacement Escrow Deposit Agreement shall be substantially similar to the current agreement with DSI.

    If ISV discontinues paying for product support for a Software product, or fails to pay the annual fee to the escrow agent to be maintained as an escrow beneficiary, after 30 days notice of such failure, ISV will immediately be removed as a beneficiary of the Escrow Deposit Agreement for such Software. The source code shall be provided to ISV by Blaze Software, or will be released from escrow to ISV according to the terms and procedures described in the escrow deposit agreement if:

    a. Blaze Software ceases doing business, and there is no successor in interest to the Blaze Software business (such as through a merger or acquisition); or



                                      1                            June 30, 2000

    b. Blaze Software discontinues offering technical support or product updates (e.g. new "major releases" at the X.0 level or "minor releases" at the 0.X level) for the Software and does not offer comparable support through a third party or is unable to provide such support under substantially similar terms. If Blaze Software is still doing business and this is provision is in effect, Blaze Software shall provide the source code directly to ISV or shall execute a legally binding notice to the escrow agent to release the Software to ISV.

    c. Blaze Software fails to provide ISV with one minor release and one major release (e.g. new "major releases" at the X.0 or 0.5 level or "minor releases" at the 0.X level ), which the parties mutually and reasonably agree constitute substantially new or improved functionality in the Software, during any [...***...] period.

    d. ISV notifies Blaze Software of errors or issues with the Software which reasonably require access to the source code, and Blaze Software fails to take steps to address such errors or issues within [...***...] from ISV first providing Blaze Software with notice of such error or issue to the approval of ISV, which approval will not be unreasonably withheld or delayed.

    Blaze Software hereby grants to ISV, in the event that the source code is released to ISV pursuant to (a), (b), (c) or (d) above, a non-exclusive, irrevocable, fully-paid right and license to use, modify and enhance the source code for the purposes of using, maintaining or enhancing the Software.

5. Exhibit J is hereby added to the Agreement and is incorporate herein by this reference.

Except as expressly amended or contradicted by this Amendment, the terms of the Agreement remain in force.

Agreed:


Blue Martini Software, Inc. ("ISV")    Blaze Software, Inc. ("Blaze Software")



By: /s/ William Evans                  By: /s/ S. Schraeon
   ------------------------               -------------------------------------
Printed                                Printed S. Schraeon For G. Shroyer
Name: WILLIAM EVANS                    Name: Gary Shroyer (Director of Finance)
     ----------------------

Title: VP, MARKETING                   Title:  Senior VP/CFO
      ---------------------


                                       2                           June 30, 2000

                                   Exhibit J

Non-Refundable Royalty Fee:                                [...***...]
Term (Quarters) of Agreement:                              [...***...]
Non-Refundable Royalty Support & Maintenance Fee Rate:     [...***...]

Deployment Rate that Support is Based Upon                Q1             Q2            Q3             Q4
      Minimum Qtrly Deployment Rate - Year 1         [...***...]    [...***...]    [...***...]    [...***...]
      Minimum Qtrly Deployment Rate - Year 2         [...***...]    [...***...]    [...***...]    [...***...]
      Minimum Qtrly Deployment Rate - Year 3         [...***...]    [...***...]    [...***...]    [...***...]
      Minimum Qtrly Deployment Rate - Year 4         [...***...]    [...***...]    [...***...]    [...***...]
      Minimum Qtrly Deployment Rate - Year 5         [...***...]    [...***...]    [...***...]    [...***...]
      Minimum Qtrly Deployment Rate - Year 6         [...***...]    [...***...]    [...***...]    [...***...]
      Minimum Qtrly Deployment Rate - Year 7         [...***...]    [...***...]    [...***...]    [...***...]

Support Payments Based Upon Deployment Rate               Q1             Q2            Q3             Q4            Total
           Year 1 Quarterly Support Payments         [...***...]    [...***...]    [...***...]    [...***...]    [...***...]
           Year 2 Quarterly Support Payments         [...***...]    [...***...]    [...***...]    [...***...]    [...***...]
           Year 3 Quarterly Support Payments         [...***...]    [...***...]    [...***...]    [...***...]    [...***...]
           Year 4 Quarterly Support Payments         [...***...]    [...***...]    [...***...]    [...***...]    [...***...]
           Year 5 Quarterly Support Payments         [...***...]    [...***...]    [...***...]    [...***...]    [...***...]
           Year 6 Quarterly Support Payments         [...***...]    [...***...]    [...***...]    [...***...]    [...***...]
           Year 7 Quarterly Support Payments         [...***...]    [...***...]    [...***...]    [...***...]    [...***...]

                                       3                           June 30, 2000